UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 24, 2005
(Date of earliest event reported)

Quintek Technologies, Inc.
(Exact name of registrant as specified in its charter)

California	0-29719	77-0505346
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17951 Lyons Circle, Huntington Beach, CA 92647
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 714-848-7741

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement

(a) On January 20,2005 Quintek Services, Inc. (QSI), a wholly-owned subsidiary of Quintek Technologies, Inc. (Quintek), entered into a Master Services Agreement (MSA) with FedEx-Kinko's Office and Print Services, Inc., a $28 billion global provider of transportation, e-commerce and supply chain management services, under which QSI shall provide FedEx-Kinko's client, a large biotechnology company, with document scanning services, in scope and amount estimated to be $500,000 with an annual minimum of $184,000. The term of the MSA will be continuous as long as the term of agreement between FedEx-Kinko's and the end user of QSI's services, the large biotechnology company. FedEx Kinko's may terminate the MSA within sixty days written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quintek Technologies, Inc.
(Registrant)

January 24, 2005	/s/ ROBERT STEELE
(Date)	Robert Steele Chairman and CEO